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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the IWO Holdings, Inc. Stock Incentive Plan and the Stock Option Agreements of IWO Holdings, Inc. of our report dated January 25, 2002, except for Note 14 as to which the date is February 8, 2002, with respect to the consolidated financial statements and schedule of US Unwired Inc. for the year ended December 31, 2001.

                                          /s/ Ernst & Young LLP

Houston, Texas
April 5, 2002